Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Bancorp of New Jersey, Inc.
Fort Lee, New Jersey
     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Bancorp of New Jersey, Inc. of our report dated March 31, 2008, relating to the consolidated financial statements of Bancorp of New Jersey, Inc. appearing on Form 10-K for the year ended December 31, 2007.
/s/ Beard Miller Company LLP
Beard Miller Company LLP
Malvern, Pennsylvania
May 5, 2008